    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1995


  REGISTRATION NOS. 33-57889, 33-57889-01, 33-57889-02, 33-57889-03, 33-57889-04

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------


          U S WEST, INC.                         DELAWARE                           84-0926774
  U S WEST CAPITAL FUNDING, INC.                 COLORADO                           84-1028672
       U S WEST FINANCING I                      DELAWARE                           84-6283245
      U S WEST FINANCING II                      DELAWARE                           84-6283244
      U S WEST FINANCING III                     DELAWARE                           84-6283242
   (Exact name of Registrant as      (State of other Jurisdiction of             (I.R.S. Employer
    Specified in its Charter)         Incorporation or Organization)          Identification Number)


                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

 (Name, address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                           --------------------------


                             STEPHEN E. BRILZ, ESQ.
                                 U S WEST, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6626
            (Name, address, including zip code, and telephone number
                   of agent for service for each registrant)


                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                             DENNIS J. BLOCK, ESQ.
                               AKIKO MIKUMO, ESQ.
                             WEIL, GOTSHAL & MANGES
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

----------


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

----------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



    THIS POST-EFFECTIVE AMENDMENT IS BEING FILED PURSUANT TO RULE 414 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BY U S WEST, INC., A DELAWARE CORPORATION ("U S WEST"), AS SUCCESSOR TO U S WEST, INC., A COLORADO CORPORATION. U S WEST HEREBY EXPRESSLY ADOPTS THIS REGISTRATION STATEMENT ON FORM S-3 (FILE NOS. 33-57889, 33-57889-01, 33-57889-02, 33-57889-03 AND
33-57889-04) AS ITS OWN REGISTRATION STATEMENT FOR ALL PURPOSES OF THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1995


PROSPECTUS                                                                [LOGO]
                                 $1,000,000,000
                         U S WEST CAPITAL FUNDING, INC.
                          SUBORDINATED DEBT SECURITIES
                  UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                  PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                                 U S WEST, INC.
                                  ------------

                              U S WEST FINANCING I
                             U S WEST FINANCING II
                             U S WEST FINANCING III

                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                 U S WEST, INC.
                                  ------------


    U S WEST Capital Funding, Inc., a Delaware corporation ("Capital Funding") and a wholly-owned subsidiary of U S WEST, Inc., a Colorado corporation ("U S WEST"), may from time to time offer its subordinated debt securities (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of Capital Funding and will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by U S WEST (the "Debt Guarantees"). Capital Funding's obligations under the Subordinated Debt Securities and U S WEST's obligations under the Debt Guarantees will be subordinate and junior in right of payment to certain other indebtedness of Capital Funding and U S WEST, respectively, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    U  S WEST  Financing I, U  S WEST  Financing II and  U S  WEST Financing III
(each, a "U S WEST Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer preferred securities evidencing undivided beneficial interests in the assets of the respective U S WEST Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the U S WEST Trusts, out of moneys held by each of the U S WEST Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed by U S WEST to the extent described herein (each, a "Preferred Securities Guarantee"). U S WEST's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of U S WEST and PARI PASSU with the most senior preferred stock issued by U S WEST. Subordinated Debt Securities may be issued and sold from time to time in one or more series by Capital Funding to a U S WEST Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such U S WEST Trust. The Subordinated Debt Securities subsequently may be distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such U S WEST Trust upon the occurrence of certain events as may be described in the Prospectus Supplement.
    Specific terms of the particular Subordinated Debt Securities of any series or the Preferred Securities of any U S WEST Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series of Subordinated Debt Securities or such Preferred Securities, which will describe, without limitation and where applicable the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), if any, dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, the subordination terms, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, distribution rate (or the method of determining such rate), dates on which distributions will be payable, liquidation amount, voting rights (if any), any redemption provisions, terms for any conversion or exchange into other securities (if any), the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions.
    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,000,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


               The date of this Prospectus is             , 1995.

    The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY U S WEST, CAPITAL FUNDING OR ANY OF THE U S WEST TRUSTS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CAPITAL FUNDING, ANY OF THE U S WEST TRUSTS OR U S WEST SINCE THE DATE HEREOF.
                            ------------------------


    U S WEST was incorporated in 1995 under the laws of the State of Delaware in order to effect the Recapitalization Plan described herein under "Recent Development". As part of the Recapitalization Plan, U S WEST changed its state of incorporation from Colorado to Delaware on November 1, 1995 through the merger of U S WEST, Inc., a Colorado corporation and U S WEST's, predecessor ("U S WEST Colorado"), with and into U S WEST, with U S WEST continuing as the surviving corporation. As used herein, unless the context otherwise requires, references to "U S WEST" shall refer to U S WEST and U S WEST Colorado, its Colorado predecessor.


                             AVAILABLE INFORMATION

    U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, the securities exchanges on which shares of U S WEST's common stock are listed.

    Capital Funding, the U S WEST Trusts and U S WEST have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Offered Securities under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

    No separate financial statements of Capital Funding or any of the U S WEST Trusts have been included herein. U S WEST does not consider that such financial statements would be material to holders of the Offered Securities because: (i) Capital Funding and each U S WEST Trust is a direct or indirect wholly-owned subsidiary of U S WEST, a reporting company under the Exchange Act, (ii) neither Capital Funding nor any U S WEST Trust has any independent operations but exists for the sole purpose of issuing, in the case of Capital Funding, debt securities guaranteed by U S WEST, and, in the case of the U S WEST Trusts, securities representing undivided beneficial interests in the assets of the U S WEST Trusts and investing the proceeds thereof in Subordinated Debt Securities guaranteed by U S WEST, and (iii) the obligations of Capital Funding under the Subordinated Debt Securities are fully and unconditionally guaranteed by U S WEST, and the obligations of each U S WEST Trust under the Trust Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed by U S WEST. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities and the Debt Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents which have been filed by U S WEST with the Commission (File No. 1-8611) are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994, and (ii) Current Reports on Form 8-K dated January 19, 1995, April 10, 1995, April 18, 1995, May 23, 1995 (as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995), June 20, 1995, July 28, 1995, September 22, 1995, September 28, 1995 and October 27, 1995.


    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date any such document is filed.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a Prospectus Supplement (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



    U S WEST WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, U S WEST, INC., 7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111 (TELEPHONE NUMBER
(303) 793-6500).


                            ------------------------

                         U S WEST CAPITAL FUNDING, INC.

    Capital Funding is a wholly-owned subsidiary of U S WEST and was incorporated under the laws of the State of Colorado in June 1986. Capital Funding was incorporated for the sole purpose of providing financing to U S WEST and its affiliates through the issuance of indebtedness guaranteed by U S WEST. The principal executive offices of Capital Funding are located at 7800 East Orchard Road, Englewood, Colorado, 80111 (telephone number (303) 793-6500).

                         THE U S WEST FINANCING TRUSTS

    Each of U S WEST Financing I, U S WEST Financing II and U S WEST Financing III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each, a "Declaration") executed by U S WEST, as sponsor for such trust (the "Sponsor") and the U S WEST Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 1, 1995. Each U S WEST Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by U S WEST. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. U S WEST will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each U S WEST Trust. Each U S WEST Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each U S WEST Trust's business and affairs will be conducted by the trustees (the "U S WEST Trustees") appointed by U S WEST, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the U S WEST Trustees of a U S WEST Trust. The duties and obligations of such U S WEST Trustees shall be governed by the Declaration of such U S WEST Trust. A majority of the U S WEST Trustees (the "Regular Trustees") of each U S WEST Trust will be persons who are employees or officers of or affiliated with U S WEST. In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with U S WEST. One U S WEST Trustee of each U S WEST Trust will be a financial institution which will be unaffiliated with U S WEST and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one U S WEST Trustee of each U S WEST Trust will have its principal place of business or reside in the State of Delaware. Capital Funding will pay all fees and expenses related to the U S WEST Trusts and the offering of Trust Securities, the payment of which will be guaranteed by U S WEST. The office of the Delaware Trustee for each U S WEST Trust in the State of Delaware is 300 King Street, Wilmington, Delaware 19801. The principal place of business of each U S WEST Trust shall be c/o U S WEST, Inc., 7800 East Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).


                                 U S WEST, INC.



    U S WEST is a diversified global communications company engaged in the telecommunications, cable, wireless communications and multimedia content and services businesses. U S WEST conducts its businesses through two groups: the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group"). U S WEST has its principal executive offices at 7800 East Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).

    The Communications Group provides telecommunications services to more than 25 million residential and business customers in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming (collectively, the "Communications Group Region"). Such services include local telephone services, exchange access services and certain long distance services, as well as various new services, including Caller ID, voice messaging and high-speed data networking services. The Communications Group also provides customer premise equipment and certain communications services to business customers and governmental agencies both inside and outside the Communications Group Region.



    The Media Group is comprised of (i) cable and telecommunications network businesses outside the Communications Group Region and internationally, (ii) domestic and international wireless communications network businesses and (iii) domestic and international multimedia content and services businesses. The Media Group's cable and telecommunications businesses include domestic cable and telecommunications businesses and investments outside of the Communications Group Region, including U S WEST's cable systems in the Atlanta, Georgia metropolitan area and its interest in Time Warner Entertainment Company, L.P, and international cable and telecommunications investments, including U S WEST's interest in TeleWest plc, the largest provider of combined cable and telecommunications services in the United Kingdom. The Media Group provides domestic wireless communications products and services, including cellular services, to a rapidly growing customer base. U S WEST and AirTouch Communications, Inc. have combined their domestic cellular properties to create the third largest cellular company in the United States. The Media Group also provides wireless communications services internationally through Mercury One-2-One, the world's first Personal Communications Service, in the United Kingdom. The Media Group's multimedia content and services businesses develop and package content and information services, including telephone directories, database marketing and other interactive services in domestic and international markets.



                               RECENT DEVELOPMENT



    On November 1, 1995, U S WEST created two classes of common stock that are intended to reflect separately the performance of the Communications Group and the Media Group and changed its state of incorporation from Colorado to Delaware (the "Recapitalization Plan"). The Recapitalization Plan was effected in accordance with the terms of an Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST Colorado and U S WEST pursuant to which (i) U S WEST Colorado was merged with and into U S WEST, with U S WEST continuing as the surviving corporation and (ii) each outstanding share of Common Stock, without par value, of U S WEST Colorado was converted into one share of U S WEST Communications Group Common Stock, par value $.01 per share, of U S WEST, which is intended to reflect separately the performance of the Communications Group, and one share of U S WEST Media Group Common Stock, par value $.01 per share, of U S WEST, which is intended to reflect separately the performance of the Media Group.



    The Recapitalization Plan was approved by U S WEST Colorado's shareholders at a special meeting held on October 31, 1995. Implementation of the Recapitalization Plan has not resulted in the transfer of any assets from U S WEST or any of its subsidiaries or altered the legal nature of U S WEST's obligations to its creditors, including its obligations under the Debt Guarantees or the Preferred Securities Guarantees. Creditors of U S WEST, including the holders of Preferred Securities and Subordinated Debt Securities, will continue to benefit from the cash flow of the subsidiaries comprising both the Communications Group and the Media Group, subject to the satisfaction of obligations by such subsidiaries. The Recapitalization Plan is not expected to have any adverse impact on U S WEST's credit rating.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges from continuing operations of U S WEST for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness (excluding discontinued operations) and the portion of rentals representative of the interest factor.


                                                                               SIX MONTHS
                            YEAR ENDED DECEMBER 31,                          ENDED JUNE 30,
        ----------------------------------------------------------------  --------------------
        1990           1991           1992           1993           1994    1994       1995
        ----           ----           ----           ----           ----  ---------  ---------
        4.07           3.11           3.85           2.38           4.85       4.98       4.09


                                USE OF PROCEEDS

    Each U S WEST Trust will invest all proceeds received from the sale of its Trust Securities in Subordinated Debt Securities.

    Unless otherwise specified in the Prospectus Supplement, Capital Funding will apply the net proceeds from the sale of the Subordinated Debt Securities to its general funds to be used for loans to U S WEST and affiliates of U S WEST, which will in turn use the funds for general corporate purposes, including the reduction of short-term and long-term borrowings and other business opportunities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each U S WEST Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each U S WEST Trust authorizes the Regular Trustees of such U S WEST Trust to issue on behalf of such U S WEST Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a U S WEST Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such U S WEST Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such U S WEST Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such U S WEST Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such U S WEST Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such U S WEST Trust to the holders of Preferred Securities of such U S WEST Trust upon voluntary or involuntary dissolution, winding-up or termination of such U S WEST Trust; (vi) the obligation, if any, of such U S WEST Trust to purchase or redeem Preferred Securities issued by such U S WEST Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such U S WEST Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such U S WEST Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more U S WEST Trusts, or of both, as a condition to specified action or amendments to the Declaration of such U S WEST Trust; and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such U S WEST Trust not inconsistent with the Declaration of such U S WEST Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by

U S WEST to the extent set forth below under "Description of the Preferred Securities Guarantees." Any applicable United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each U S WEST Trust will issue one series of Common Securities. The Declaration of each U S WEST Trust authorizes the Regular Trustees of such trust to issue on behalf of such U S WEST Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a U S WEST Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the U S WEST Trustees of a U S WEST Trust. All of the Common Securities of a U S WEST Trust will be directly or indirectly owned by U S WEST.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by U S WEST for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable U S WEST Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, U S WEST will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a U S WEST Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such U S WEST Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such U S WEST Trust may have or assert. The following payments with respect to Preferred Securities issued by a U S WEST Trust, to the extent not paid by such U S WEST Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such U S WEST Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such U S WEST Trust has funds available therefor with respect to any Preferred Securities called for redemption by such U S WEST Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such U S WEST Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such U S WEST Trust has funds available therefor and (b) the amount of assets of such U S WEST Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such U S WEST Trust. U S WEST's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by U S WEST to the holders of Preferred Securities or by causing the applicable U S WEST Trust to pay such amounts to such holders.

    Each Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable U S WEST Trust from the time of issuance of such Preferred Securities, but will not apply to any payment of distributions except to the extent such U S WEST Trust shall have funds available therefor. If Capital Funding does not make interest payments on the Subordinated Debt Securities purchased by a U S WEST Trust and U S WEST does not fulfill its obligations under the Debt Guarantee relating to such Subordinated Debt Securities, such U S WEST Trust will not pay distributions on the Preferred Securities issued by such U S WEST Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities and the Debt Guarantees -- Certain Covenants."

    U S WEST has also agreed separately to irrevocably and unconditionally guarantee the obligations of the U S WEST Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF U S WEST


    In each Preferred Securities Guarantee, U S WEST will covenant that, so long as any Preferred Securities issued by the applicable U S WEST Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such U S WEST Trust, then (a) U S WEST shall not (and shall cause Capital Funding and, if it is not a wholly-owned subsidiary of U S WEST, U S WEST Communications, Inc. not to) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) U S WEST shall not (and shall cause Capital Funding not to) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by U S WEST or Capital Funding which rank pari passu with or junior to such Subordinated Debt Securities.


MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable U S WEST Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of U S WEST and shall inure to the benefit of the holders of the Preferred Securities of the applicable U S WEST Trust then outstanding.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable U S WEST Trust upon full payment of the Redemption Price of all Preferred Securities of such U S WEST Trust, upon distribution of the Subordinated Debt Securities held by such U S WEST Trust to the holders of the Preferred Securities of such U S WEST Trust or upon full payment of the amounts payable in accordance with the Declaration of such U S WEST Trust upon liquidation of such U S WEST Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable U S WEST Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of U S WEST to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against U S WEST to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against U S WEST, the Preferred Guarantee Trustee or any other person or entity.


STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of U S WEST and will rank (i) subordinate and junior in right of payment to all other liabilities of U S WEST, including the Debt Guarantees, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by U S WEST and with any guarantee now or hereafter entered into by U S WEST in respect of any preferred or preference stock of any affiliate of U S WEST and
(iii) senior to U S WEST's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such U S WEST Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    U S WEST and certain of its affiliates maintain a deposit account and banking relationship with the Preferred Guarantee Trustee. The Preferred Guarantee Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of affiliates of U S WEST are outstanding.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

    DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES AND THE DEBT GUARANTEES


    Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of September 6, 1995 among U S WEST, Capital Funding and Norwest Bank Minnesota, National Association, as Trustee (the "Debt Trustee"), as amended by a Supplemental Indenture, dated as of November 1, 1995, pursuant to which U S WEST assumed the obligations of U S WEST Colorado thereunder (as so amended, the "Indenture"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.


GENERAL

    The Subordinated Debt Securities will be unsecured, subordinated obligations of Capital Funding. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Capital Funding's Board of Directors or a special committee thereof (each, a "Supplemental Indenture") (Section 2.01).

    In the event Subordinated Debt Securities are issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities by such U S WEST Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such U S WEST Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities by such U S WEST Trust.

    Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Subordinated Debt Securities being offered thereby: (i) the specific title of such Subordinated Debt
Securities; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities; (iii) the date or dates on which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of Capital Funding; (viii) the right and/or obligation, if any, of Capital Funding to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) the form of such Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable;
(xii) any and all other terms with respect to such series; and (xiii) whether such Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01).

    The Indenture does not contain any provisions that afford holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction involving U S WEST or Capital Funding.

DEBT GUARANTEES

    The Indenture provides that U S WEST will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Subordinated Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 2.12) Since U S WEST is a holding company, the right of U S WEST and, hence, the right of creditors of U S WEST (including the holders of the Subordinated Debt Securities) to participate in any distribution of the assets of any subsidiaries of U S WEST, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of U S WEST itself as a creditor of a subsidiary may be recognized.

SUBORDINATION

    The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of Capital Funding and the Debt Guarantees will be subordinated and junior in right of payment to certain other indebtedness of U S WEST to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

CERTAIN COVENANTS

    If Subordinated Debt Securities are issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities by such U S WEST Trust and (i) there shall have occurred any event that would constitute an Event of Default or (ii) U S WEST shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, then (a) U S WEST and Capital Funding shall not (and, if it is not a wholly-owned subsidiary of U S WEST, U S WEST shall cause U S WEST Communications, Inc. not to) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) U S WEST and Capital Funding shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by U S WEST or Capital Funding which rank pari passu with or junior to such Subordinated Debt Securities.



    If Subordinated Debt Securities are issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities by such U S WEST Trust and Capital Funding shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) U S WEST and Capital Funding shall not (and, if it is not a wholly-owned subsidiary of U S WEST, U S WEST shall cause U S WEST Communications, Inc. not to) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) U S WEST and Capital Funding shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by U S WEST or Capital Funding which rank pari passu with or junior to such Subordinated Debt Securities.


    In the event Subordinated Debt Securities are issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities of such U S WEST Trust, for so long as such Trust Securities remain outstanding, U S WEST will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such U S WEST Trust; provided, however, that any permitted successor of U S WEST under the Indenture may succeed to U S WEST's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such U S WEST Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such U S WEST Trust, the redemption of all of the Trust Securities of such U S WEST Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such U S WEST Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 4.07).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Subordinated Debt Securities of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by Capital Funding for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Capital Funding has appointed the Debt Trustee as Debenture Registrar with respect to the Subordinated Debt Securities. (Section 2.05). If a Prospectus Supplement refers to any transfer agents (in addition to the Debenture Registrar) initially designated by Capital Funding with respect to any series of Subordinated Debt Securities, Capital Funding may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Capital Funding will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.02). Capital Funding may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities.

    In the event of any redemption in part, Capital Funding shall not be required to (i) issue, register the transfer of or exchange any Subordinated Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Debt Securities of like tenor and of the series of which such Subordinated Debt Securities are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part. (Section 2.05).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Subordinated Debt Securities will be made only against surrender to the Paying Agent of such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital Funding may designate from time to time, except that at the option of Capital Funding payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Subordinated Debt Securities. (Section 4.03). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debt Security on any Interest Payment Date will be made to the person in whose name such Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.03).

    Capital Funding will act as Paying Agent with respect to the Subordinated Debt Securities. Capital Funding may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that Capital Funding will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Subordinated Debt Securities. (Sections 4.02 and 4.03).

    All moneys paid by Capital Funding to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debt Securities of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to Capital Funding and the holder of such Subordinated Debt Securities will thereafter look only to Capital Funding for payment thereof. (Section 11.05).

GLOBAL SECURITIES

    If any Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11).

    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting U S WEST, Capital Funding and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debt Security so affected or (ii) reduce the percentage of Subordinated Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Debt Security affected thereby. (Section 9.02).

    In addition, U S WEST, Capital Funding and the Debt Trustee may execute, without the consent of any holder of Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Debt Securities. (Sections 2.01, 9.01 and 10.01).

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" withrespect to each series of Subordinated Debt Securities:

        (a) failure for 90 days to pay interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by Capital Funding shall not constitute a default in the payment of interest for this purpose; or

        (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

        (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to Capital Funding from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series; or

        (d) certain events in bankruptcy, insolvency or reorganization of U S WEST or Capital Funding; or

        (e) in the event Subordinated Debt Securities are issued to a U S WEST Trust or a trustee of such trust in connection with the issuance of Trust Securities by such U S WEST Trust, the voluntary or involuntary dissolution, winding-up or termination of such U S WEST Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such U S WEST Trust, the redemption of all of the Trust Securities of such U S WEST Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such U S WEST Trust. (Section 6.01).

    The holders of a majority in aggregate outstanding principal amount of any series of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for that series. (Section 6.06). The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Debt Securities may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee. (Sections 6.01 and 6.06).

    The holders of a majority in aggregate outstanding principal amount of any series of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee) or (ii) a default in the covenants described in the first or second paragraph under "-- Certain Covenants." (Section 6.06).

CONSOLIDATION, MERGER AND SALE

    The Indenture does not contain any covenant which restricts the ability of U S WEST or Capital Funding to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01).

DEFEASANCE AND DISCHARGE

    Under the terms of the Indenture, U S WEST and Capital Funding will be discharged from any and all obligations in respect of the Subordinated Debt Securities of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if Capital Funding deposits with the Debt Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. (Sections 11.01 and 11.02).

GOVERNING LAW

    The Indenture, the Subordinated Debt Securities and the Debt Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE DEBT TRUSTEE

    The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02). The Debt Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

    U S WEST and certain of its affiliates, including Capital Funding, maintain a deposit account and banking relationship with the Debt Trustee. The Debt Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of U S WEST are outstanding.

MISCELLANEOUS

    Capital Funding and U S WEST will have the right at all times to assign any of their respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of U S WEST; provided that, in the event of any such assignment, Capital Funding and U S WEST, as the case may be, will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11).

                              PLAN OF DISTRIBUTION

    Capital Funding may sell any series of Subordinated Debt Securities and the U S WEST Trusts may sell the Preferred Securities being offered hereby in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to Capital Funding or the applicable U S WEST Trust, as the case may be, from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

    If underwriters are used in the sale, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Offered Securities, if any are purchased.

    Underwriters and agents may be entitled under agreements entered into with U S WEST, Capital Funding and/or a U S WEST Trust to indemnification by U S WEST, Capital Funding and/or such U S WEST Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for U S WEST and its affiliates in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by Capital Funding or by a U S WEST Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange.

                                 LEGAL OPINIONS


    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the U S WEST Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the U S WEST Trusts. The validity of the Preferred Securities Guarantees, Subordinated Debt Securities and Debt Guarantees will be passed upon by Stephen E. Brilz, Senior Attorney of U S WEST. Certain matters as to United States federal income taxation will also be passed upon by Weil, Gotshal & Manges, New York, New York.


                                    EXPERTS

    The consolidated financial statements and the consolidated financial statement schedule included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1994 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.


    The consolidated financial statements of U S WEST and the combined financial statements of the U S WEST Communications Group and the U S WEST Media Group as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 included in the Current Report on Form 8-K of U S WEST, dated September 28, 1995, are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.



    The consolidated financial statements of Time Warner Entertainment Company, L.P. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Ernst & Young LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing.



    The financial statements of Mercury Personal Communications (trading as Mercury One-2-One) as of March 31, 1995, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Arthur Andersen LLP, independent chartered accountants, given upon the authority of that firm as experts in accounting and auditing.

    The combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



    The consolidated financial statements of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board FASB No. 109 -- Accounting for Income Taxes.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee..................  $344,827.59
Rating Agency Fees.............................................  200,000.00
Blue Sky Fees and Expenses.....................................   20,000.00
Trustee's Expenses.............................................   30,000.00
Printing and Engraving Fees....................................  150,000.00
Accounting Fees and Expenses...................................   30,000.00
Legal Fees and Expenses........................................  150,000.00
Miscellaneous..................................................    5,172.41
                                                                 ----------
    Total......................................................  $930,000.00
                                                                 ----------
                                                                 ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 145 of the Delaware General Corporation Law (the "DGCL") permits U S WEST's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of U S WEST, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. U S WEST's By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.



    As permitted by sections 102 and 145 of the DGCL, U S WEST's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.



    The By-laws of Capital Funding provide for the indemnification of directors and officers to the extent permissible under applicable law. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") specify the circumstances under which a corporation may indemnify its directors, officers, employees, fiduciaries or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification can be made, except that in a proceeding by or in the right of the corporation, indemnification for reasonable expenses incurred in connection with such proceeding is permitted. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.


    The Declaration of each U S WEST Trust provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of such U S WEST Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such U S WEST Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such U S WEST Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omission. The Declaration of each U S WEST Trust also provides that to the fullest extent permitted by applicable law, U S WEST shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such U S WEST Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions. The Declaration of each U S WEST Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by U S WEST prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.


    The directors and officers of Capital Funding and U S WEST and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Capital Funding, U S WEST or the U S WEST Trusts.


    Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify Capital Funding's and U S WEST's directors and officers and the U S WEST Trustees who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to Capital Funding and U S WEST or any of the U S WEST Trusts by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

    Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.


    *1     -   Form of Underwriting Agreement for offering of Preferred
                Securities.
    *4-A   -   Certificate of Trust of U S WEST Financing I.
    *4-B   -   Certificate of Trust of U S WEST Financing II.
    *4-C   -   Certificate of Trust of U S WEST Financing III.
    *4-D   -   Form of Amended and Restated Declaration of Trust.
    *4-E   -   Form of Indenture among U S WEST, Inc., U S WEST Capital Funding,
                Inc. and Norwest Bank Minnesota, National Association, as
                Trustee.
    *4-F   -   Form of Supplemental Indenture to Indenture to be used in
                connection with the issuance of Subordinated Debt Securities and
                Preferred Securities.
    *4-G   -   Form of Preferred Security (included in 4-D above).
    *4-H   -   Form of Subordinated Debt Security and Debt Guarantee (included in 4-F above).
    *4-I   -   Form of Preferred Securities Guarantee.
     4-J   -   Form of Second Supplemental Indenture relating to the assumption by U S WEST of the obligations of U S WEST Colorado under the
                Indenture.
     5-A   -   Opinion of Stephen E. Brilz, Esq.
    *5-B   -   Opinions of Richards, Layton & Finger.
    *8     -   Opinion of Weil, Gotshal & Manges.
    (12)   -   Computation of Ratio of Earnings to Fixed Charges of U S WEST,
                Inc. (Exhibit 12 to Form 10-Q for the three months ending June
                30, 1995 and Exhibit 12 to Form 10-K for the year ending
                December 31, 1994, File No. 1-8611).

    23-A   -   Consents of Coopers & Lybrand, L.L.P.
    *23-B  -   Consent of Weil, Gotshal & Manges is contained in the opinions of counsel filed as Exhibit 8.
    *23-C  -   Consent of Richards, Layton & Finger is contained in the opinion of counsel filed as Exhibit 5-B.
    23-D   -   Consent of Stephen E. Brilz, Esq. is contained in the opinion of counsel filed as Exhibit 5-A.
    23-E   -   Consent of Ernst & Young, LLP.
    23-F   -   Consent of Arthur Andersen LLP.
    23-G   -   Consents of KPMG Peat Marwick LLP.
    *24.   -   Powers of Attorney (the powers of attorney for the U S WEST
                Trustees of U S WEST Financing I, U S WEST Financing II and U S
                WEST Financing III are included in Exhibits 4-A, 4-B and 4-C, respectively).
    *25-A  -   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association, as
                Trustee under the Indenture.
    *25-B  -   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of U S WEST
                Financing I and the Preferred Securities Guarantee of U S WEST,
                Inc. for the benefit of the holders of Preferred Securities of U
                S WEST Financing I.
    *25-C  -   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of U S WEST
                Financing II and the Preferred Securities Guarantee of U S WEST,
                Inc. for the benefit of the holders of Preferred Securities of U
                S WEST Financing II.
    *25-D  -   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of U S WEST
                Financing III and the Preferred Securities Guarantee of U S
                WEST, Inc. for the benefit of the holders of Preferred
                Securities of U S WEST Financing III.

------------------------
*    Filed previously.


ITEM 17.  UNDERTAKINGS.

    The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of U S WEST's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by U S WEST pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, U S WEST, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 31ST DAY OF OCTOBER, 1995.


                                          U S WEST, Inc.

                                          By        /s/  STEPHEN E. BRILZ

                                            ------------------------------------
                                                      Stephen E. Brilz
                                                    Assistant Secretary

    PURSUANT  TO  THE  REQUIREMENTS  OF   THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING DIRECTORS AND OFFICERS OF U S WEST, INC. IN THE CAPACITIES AND ON THE DATE INDICATED.


PRINCIPAL EXECUTIVE OFFICER:

    RICHARD D. McCORMICK*                 Chairman of the Board,
                                           President and Chief
                                           Executive Officer

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:

    JAMES T. ANDERSON*                    Acting Executive Vice
                                           President and Chief
                                           Financial Officer

DIRECTORS:

    REMEDIOS DIAZ-OLIVER*
    GRANT A. DOVE*
    ALLAN D. GILMOUR*
    PIERSON M. GRIEVE*
    SHIRLEY M. HUFSTEDLER*
    ALLEN F. JACOBSON*
    RICHARD D. MCCORMICK*
    MARILYN CARLSON NELSON*
    FRANK POPOFF*
    JERRY O. WILLIAMS*

*By /s/  STEPHEN E. BRILZ
  --------------------------------------
    Stephen E. Brilz
    Attorney-in-Fact




Dated: October 31, 1995

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, U S WEST CAPITAL FUNDING, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 31ST DAY OF OCTOBER, 1995.


                                          U S WEST Capital Funding, Inc.

                                          By        /s/  STEPHEN E. BRILZ

                                            ------------------------------------
                                                      Stephen E. Brilz
                                                         Secretary

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement or amendment thereto has been signed below by the following directors and officers of U S WEST Capital Funding, Inc. in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICER:

    JAMES T. ANDERSON*               President

PRINCIPAL FINANCIAL OFFICER:

                                     Vice President and
    CHARLES J. BURDICK*               Treasurer

PRINCIPAL ACCOUNTING OFFICER:

                                     Vice President and
    JAMES R. TAUCHER*                 Controller

DIRECTORS:

    JAMES T. ANDERSON*

*By /s/  STEPHEN E. BRILZ
-----------------------------------
    Stephen E. Brilz

    Attorney-in-Fact

Dated: October 31, 1995

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, U S WEST FINANCING I, U S WEST FINANCING II AND U S WEST FINANCING III CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 31ST DAY OF OCTOBER, 1995.


                                          U S WEST Financing I

                                          By        /s/  JAMES T. ANDERSON

                                            ------------------------------------
                                          James T. Anderson, Trustee

                                          By       /s/  CHARLES J. BURDICK

                                            ------------------------------------
                                          Charles J. Burdick, Trustee

                                          By            /s/  ROGER FOX

                                            ------------------------------------
                                          Roger Fox, Trustee

                                          U S WEST Financing II

                                          By        /s/  JAMES T. ANDERSON

                                            ------------------------------------
                                          James T. Anderson, Trustee

                                          By       /s/  CHARLES J. BURDICK

                                            ------------------------------------
                                          Charles J. Burdick, Trustee

                                          By            /s/  ROGER FOX

                                            ------------------------------------
                                          Roger Fox, Trustee

                                          U S WEST Financing III

                                          By        /s/  JAMES T. ANDERSON

                                            ------------------------------------
                                          James T. Anderson, Trustee

                                          By       /s/  CHARLES J. BURDICK

                                            ------------------------------------
                                          Charles J. Burdick, Trustee

                                          By            /s/  ROGER FOX

                                            ------------------------------------
                                          Roger Fox, Trustee